Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 12, 2004, except as to paragraphs 2 and 3 of Note 1, which are as of October 7, 2004, relating to the financial statements and financial statement schedules of Microvision, Inc. which appears in such Registration Statement. We also consent to the references under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
October 8, 2004